Registration No. ________________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            EXPLORATIONS GROUP, INC.
                -------------------------------------------------
               (Exact name of registrant as specified in charter)



                Delaware                                      65-1089222
----------------------------------------------        --------------------------
(State or other jurisdiction of incorporation)        (IRS Employer I.D. Number)

               1369 Madison Avenue, Suite 432, New York, NY 10128
               ---------------------------------------------------
               (Address of principle executive offices) (Zip Code)

                          2004 EQUITY COMPENSATION PLAN
                             (Full Title of Plan(s))

                                   Eric Brown
                                    President
                            EXPLORATIONS GROUP, INC.
                               1369 Madison Avenue
                                    Suite 432
                               New York, NY 10128
                                 (212) 722-4424

            ---------------------------------------------------------
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

-------------------------- ------------------ --------------------- --------------------- ---------------------
                            Maximum Amount      Proposed Maximum      Proposed Maximum
Title of Securities            to be              Offering             Aggregate                Amount of
To be Registered:           Registered (1):   Price Per Share (2):    Offering Price:      Registration Fee:
-------------------------- ------------------ --------------------- --------------------- ---------------------
Common Stock, Par Value,
$.01 per share              2,000,000             $0.47              $980,000.00             $124.17
-------------------------- ------------------ --------------------- --------------------- ---------------------

(1) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the last price per share of the Registrant's Common Stock on November 4, 2004, a date within five (5) days prior to the date of filing of this Registration Statement, as reported by the OTC Bulletin Board.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) The number of shares of Common Stock stated above consists of the aggregate number of shares which may be issued pursuant to the 2004 Equity Compensation Plan (the "Plan"). The maximum number of shares which may be issued pursuant to the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of such Plan. Accordingly, this Registration Statement shall also cover any additional shares of Common Stock which become issuable pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "1933 Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

Documents Incorporated by Reference       |X|  Yes           |_| No

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents, which are filed or are in the process of being filed with the Securities Exchange Commission, are hereby incorporated by reference in this Registration Statement.

(a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

(b) The Company's Quarterly Report on Form 10-QSB for the quarters ended March 31, 2004 and June 30, 2004.

(c) The Company's Current Reports on Form 8-K and 8-K/A dated September 1, 2004, August 27, 2004, August 26, 2004, August 6, 2004 and May 27, 2004.

(d) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

You may request a copy of these filings, at no cost, by writing the Company at Explorations Group, Inc., 1369 Madison Avenue, Suite 432, New York, New York 10128, Attention: Eric Brown, President, or telephoning us at (212) 722-4424.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not Applicable

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify to the fullest extent permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Delaware law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by a majority vote of the directors of the corporation who are not parties to such action, suit or proceeding, even though such directors constitute less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(iii) by the stockholders.

Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.   EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement. Provided, however, that paragraphs (a) (1) (i) and (a)(1)(ii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by us pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Item 310(b) of Registration S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

         (7) To transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

         Pursuant to the requirements of the 1933 Act, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 5th day of November, 2004.

                                                     EXPLORATIONS GROUP, INC.
                                                     By: /s/ Eric Brown
                                                     ---------------------------
                                                     Eric Brown, President
                                                     and Treasurer

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Eric Brown, President, with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, and in any and all capacities (until revoked in writing) to sign any and all capacities (including post-effective amendments and amendments thereto) this Registration Statement on Form S-8 of Explorations Group, Inc. and to file same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   SIGNATURE                        TITLE                         DATE
----------------------  -----------------------------------     ----------------
/s/ Eric Brown          President, Chief Accounting Officer
----------------------            and Director                  November 5, 2004
Eric Brown

INDEX TO EXHIBITS

NO.      DESCRIPTION
---      -----------

5        Opinion and Consent of Counsel

23       Consent of Salberg & Company, P.A.

24       Power of Attorney (set forth on signature page hereto)